SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 6, 2015 (April 30, 2015)

TORCHMARK CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices)
Registrant’s telephone number, including area code: (972) 569-4000
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No. 1 is being filed to correct an error in the number of shares reported as FOR votes for a director on Proposal I in Item 5.07 Submission of Matters to a Vote of Security Holders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	Annual Meeting of Shareholders held April 30, 2015

(b)	Proposal I - Election of Directors for One Year Terms

	For	Against	Abstain	Broker Non-Vote
Charles E. Adair	96,505,660	821,744	120,256	13,401,331
Marilyn A. Alexander	97,164,954	155,269	127,437	13,401,331
David L. Boren	95,507,593	1,850,645	89,422	13,401,331
Jane M. Buchan	96,849,435	479,564	118,661	13,401,331
Gary L. Coleman	95,408,556	1,742,948	296,156	13,401,331
Larry M. Hutchinson	95,424,477	1,739,525	283,658	13,401,331
Robert W. Ingram	97,130,821	188,021	128,818	13,401,331
Lloyd W. Newton	97,083,152	248,542	115,966	13,401,331
Darren M. Rebelez	96,901,336	423,486	122,838	13,401,331
Lamar C. Smith	95,886,602	1,444,510	116,548	13,401,331
Paul J. Zucconi	96,423,767	890,459	133,434	13,401,331

Proposal II -

	For	Against	Abstain	Broker Non-Vote
Ratification of Deloitte & Touche LLP as Independent Auditor for 2015	109,985,944	749,312	113,735	—

Proposal III -

	For	Against	Abstain	Broker Non-Vote
Advisory Approval of 2014 Executive Compensation (Annual “Say-on-Pay”)	94,456,495	2,302,815	688,173	13,401,508

(c)	Not applicable.

(d)
Torchmark will include a shareholder vote on the compensation of executives in its proxy materials each year until the next required vote in 2016 on the frequency with which shareholders will vote on the compensation of executives as disclosed in proxy statements.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

10.1 Amendment Five to Torchmark Corporation Supplemental Executive Retirement Plan.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: May 6, 2015

/s/ Carol A. McCoy
Carol A. McCoy, Vice President, Associate Counsel and Corporate Secretary